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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements Nos. 333-150427, 333-150428 all on Form S-8 of New Horizons Worldwide, Inc. of our report dated March 25, 2009 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of New Horizons Worldwide, Inc. for the year ended December 31, 2008.

/s/ MCGLADREY & PULLEN, LLP
Blue Bell, Pennsylvania
March 25, 2009

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm